Exhibit 31

SECTION 302 CERTIFICATION (1)

I, Ronald A. Duncan, certify that:

1.               I have reviewed this report on Form 10-K/A of General Communication, Inc.;

2.               Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

April 25, 2005	/s/ Ronald A. Duncan
Ronald A. Duncan
President and Director

(1)          Paragraph 3 is omitted since no financial statements are included in the amended filing.

Paragraphs 4 and 5 are omitted since the amendment does not contain an amendment to the Reg. S-K Item 307 and 308 disclosures regarding the evaluation of disclosure controls and procedures and internal controls over financial reporting.

SECTION 302 CERTIFICATION(1)

I, John M. Lowber, certify that:

1.               I have reviewed this report on Form 10-K/A of General Communication, Inc.;

2.               Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

April 25, 2005	/s/ John M. Lowber
John M. Lowber
Senior Vice President, Chief Financial Officer, Secretary and Treasurer

(1)          Paragraph 3 is omitted since no financial statements are included in the amended filing.

Paragraphs 4 and 5 are omitted since the amendment does not contain an amendment to the Reg. S-K Item 307 and 308 disclosures regarding the evaluation of disclosure controls and procedures and internal controls over financial reporting.